UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/17/2010

THE PEP BOYS - MANNY MOE & JACK
(Exact name of registrant as specified in its charter)

Commission File Number:  001-03381

PA	23-0962915
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3111 West Allegheny Avenue, Philadelphia, PA 19132
(Address of principal executive offices, including zip code)

215-430-9000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2010, the shareholders of The Pep Boys - Manny, Moe & Jack (the "Company") approved the amendment of the Company's 2009 Stock Incentive Plan (the "Plan") to allow grants of performance-based awards to be deductible under Section 162(m) of the Internal Revenue Code.

In addition, on June 17, 2010, the Company's Board of Directors approved the further amendment of the Plan to increase the amount of awards annually granted automatically under the Plan to each non-executive Director from $45,000 to $55,000. Such amount, which had not been increased since 2005, was increased to more closely align the Company's compensation of its non-executive Directors with the median of the Company's custom peer group of similarly-sized companies in the automotive service and retial business as well as the broader hardlines retail industry.

A copy of the Amended and Restated 2009 Stock Incentive Plan is attached hereto as Exhibit 10.1.

Item 5.07.    Submission of Matters to a Vote of Security Holders

On June 17, 2010, the Company held its annual meeting of shareholders. At such meeting, the shareholders acted upon the following matters.

1. The following Directors were elected.

Jane Scaccetti with 39,207,960 votes for, 87,030 votes against, 2,116,682 abstentions and 7,769,985 broker non-votes.

John T. Sweetwood with 39,220,861 votes for, 92,032 votes against, 2,098,779 abstentions and 7,769,985 broker non-votes.

M. Shan Atkins with 38,570,593 votes for, 725,290 votes against, 2,115,789 abstentions and 7,769,985 broker non-votes.

Robert H. Hotz with 39,008,049 votes for, 288,012 votes against, 2,115,611 abstentions and 7,769,985 broker non-votes.

James A. Mitarotonda with 38,481,456 votes for, 814,857 votes against, 2,115,359 abstentions and 7,769,985 broker non-votes.

Nick White with 39,202,017 votes for, 93,966 votes against, 2,115,689 abstentions and 7,769,985 broker non-votes.

James A. Williams with 39,085,114 votes for, 210,479 votes against, 2,116,079 abstentions and 7,769,985 broker non-votes.

Irvin D. Reid with 39,186,113 votes for, 109,149 votes against, 2,116,410 abstentions and 7,769,985 broker non-votes.

Michael R. Odell with 41,286,473 votes for, 93,535 votes against, 31,664 abstentions and 7,769,985 broker non-votes.

Max L. Lukens with 39,198,467 votes for, 97,926 votes against, 2,115,279 abstentions and 7,769,985 broker non-votes.

2. Deloitte & Touche LLP's appointment as the Company's independent registered public accounting firm was ratified with 48,969,700 votes for, 176,588 votes against and 35,369 abstentions.

3. The amendment and restatement of the Company's 2009 Stock Incentive Plan to allow grants of performance-based awards to be deductible under Section 162(m) of the Internal Revenue Code was approved with 39,548,649 votes for, 1,816,959 votes against, 46,064 abstentions and 7,769,985 broker non-votes.

4. A shareholder proposal requesting that our Board of Directors take the steps necessary so that each shareholder voting requirement in the Company's Articles of Incorporation and Bylaws be changed to a majority of votes cast was approved with 23,141,940 votes for, 17,293,115 votes against, 976,617 abstentions and 7,769,985 broker non-votes.

Item 9.01.    Financial Statements and Exhibits

(d)

10.1 Amended and Restated 2009 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Pep Boys - Manny, Moe & Jack

Date: June 17, 2010	By:	/s/ Brian D. Zuckerman
Brian D. Zuckerman
SVP - General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Amended and Restated 2009 Stock Incentive Plan